Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 760-931-5500
investors@dothill.com
Thomas H. Marmen Joins Dot Hill as Director
CARLSBAD, Calif. – November 14, 2008 – Dot Hill Systems Corp. (Nasdaq: HILL) announced today that Thomas H. Marmen has been appointed to the Dot Hill board of directors, effective November 11, 2008.
Mr. Marmen has over 30 years of demonstrated success in the storage and semiconductor manufacturing industries. During his impressive career, he has been involved with various start ups, global enterprises and turnaround situations. Most recently, Mr. Marmen served as the president and chief executive officer of TimeLab Corporation. Prior to joining TimeLab, he was vice president and general manager for Broadcom Corporation, where he was responsible for all aspects of the storage line of business including marketing, engineering, and technical support for end-users. Mr. Marmen has held various positions at other companies including RAIDCore Corp. where he was the company’s chief executive officer, Quantum Corp. where he served as senior vice president and general manager for the High End Storage Division, Adaptec Inc. as its corporate vice president in the Enterprise Solutions Group and Materials Research Corporation (a subsidiary of SONY Corp.) as president and chief executive officer. In addition he spent 18 years at Digital Equipment Corporation holding various management positions in the company’s storage, memory, disk drive and semi-conductor businesses. Mr. Marmen currently serves as the lead director at Ciprico Inc.
Mr. Marmen received his Master’s Degree from Worcester Polytechnic Institute and holds a Bachelor of Science Degree from Salem State College. Additionally, he has completed the Advanced Executive Management Programs from both Northwestern University, as well as Boston University.
“We are delighted that Tom has joined the Dot Hill board of directors,” said Charles Christ, Dot Hill chairman. “His impressive operational experience and knowledge of the storage industry should prove to be a real asset for Dot Hill. I am confident that he will help to drive the future success of the company. We anticipate his contributions to the board and to the company as a whole will be invaluable.”
Mr. Marmen’s appointment brings the total number of directors on the Dot Hill board to seven, and the number of independent directors to six.
About Dot Hill Systems Corp.
Delivering innovative technology and global support, Dot Hill (Nasdaq: HILL) empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom and the United States. For more information, visit us at http://www.dothill.com/.

Certain statements contained in this press release regarding matters that are not historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the contributions of Mr. Marmen to Dot Hill’s strategic initiatives and the future success of Dot Hill. The risks that contribute to the uncertain nature of the forward-looking statements include: unforeseen technological, intellectual property, supply or engineering issues and changing customer preferences. However, there are many other risks not listed here that may affect the future business of Dot Hill, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in Dot Hill’s public filings with the SEC, including the Forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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